UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2010
Date of Report (Date of earliest event reported)

SEEN ON SCREEN TV INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-21812
(Commission File No.)

4017 Colby Avenue
Everett, Washington 98201
(Address of principal executive offices and Zip Code)

360-668-6814
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02           TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On January 10, 2010, we rescinded the asset purchase agreement we entered on October 6, 2008 as amended on November 19, 2008 with Antoine Jarjour and Roula Jarjour, husband and wife.  Mr. and Mrs. Jarjour returned the 17,000,000 shares of common stock they received as consideration for the transaction.  The transaction was rescinded as a result an inability to obtain an unqualified audit opinion after the conclusion of the transaction.   We intend to review the entire relationship with Mr. and Mrs. Jajour in order to determine if there is an alternative way to proceed with a continuing business relationship with Mr. and Mrs. Jarjour.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2010.

SEEN ON SCREEN TV INC.

BY:	KAMAL ALAWAS
Kamal Alawas, Director